Exhibit 99.1

PHH Corporation Releases Key Operating Metrics for First Quarter 2007

Mt. Laurel, NJ, June 13, 2007 – PHH Corporation (NYSE: PHH) today released certain key operating metrics for the three months ended March 31, 2007 and liquidity information as of March 31, 2007.  Investors may refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission today for additional information.

Most of the information contained in the attached summary tables is not derived from the Company's financial statements.  Investors are cautioned that some of this information may be impacted as the Company’s financial statements for the three months ended March 31, 2007 are reviewed and completed. This information may be useful to investors for comparing current business activities with those of prior periods and for reviewing trends in the Company’s business, notwithstanding that information may change, perhaps materially, from what is shown in the tables.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States.1 Its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit www.phh.com.

1 Inside Mortgage Finance, Copyright 2007

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate", "may result", "will result" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading "Cautionary Note Regarding Forward-Looking Statements" in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

CONTACT:

PHH Corporation:

Investors:
Nancy Kyle  (856) 917-4268

Media:
Karen McCallson  (856) 917-8679

PHH Corporation
Mortgage Production and Mortgage Servicing Segments
Key Operating Metrics
Preliminary and Unaudited

Mortgage Originations and Servicing
	Three Months Ended March 31,
	2007	2006	Change	% Change
	(Dollars in millions, except average loan amount)
Loans closed to be sold	$7,004	$7,205	$(201)	(3)%
Fee-based closings	2,346	2,036	310	15%
Total closings	$9,350	$9,241	$109	1%
Purchase closings	$5,660	$6,158	$(498)	(8)%
Refinance closings	3,690	3,083	607	20%
Total closings	$9,350	$9,241	$109	1%
Fixed rate	$5,943	$4,857	$1,086	22%
Adjustable rate	3,407	4,384	(977)	(22)%
Total closings	$9,350	$9,241	$109	1%
Number of loans closed (units)	44,023	46,416	(2,393)	(5)%
Average loan amount	$212,385	$199,091	$13,294	7%
Loans sold	$6,839	$7,278	$(439)	(6)%
Average loan servicing portfolio	$161,477	$157,931	$3,546	2%

Loan Servicing Portfolio Activity
	Three Months Ended March 31,
	2007	2006
	(In millions)
Balance, beginning of period (1)	$160,222	$154,843
Additions (2)	9,557	8,441
Payoffs and curtailments (2)	(7,909)	(7,217)
Balance, end of period (1)	$161,870	$156,067

Loan Servicing Portfolio Delinquency (3)(4)
	March 31,
	2007		2006
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
30 days	1.73%	1.49%	1.49%	1.23%
60 days	0.33%	0.27%	0.28%	0.22%
90 or more days	0.33%	0.27%	0.35%	0.26%
Total delinquency	2.39%	2.03%	2.12%	1.71%
Foreclosure/real estate owned/bankruptcies	0.78%	0.60%	0.90%	0.58%
__________
(1)
Prior to June 30, 2006, certain home equity loans subserviced for others were excluded from the disclosed portfolio activity. As a result of a systems conversion during the second quarter of 2006, these loans subserviced for others are included in the portfolio balance as of January 1, 2007 and March 31, 2007. The amounts of home equity loans subserviced for others and excluded from the portfolio balance as of January 1, 2006 and March 31, 2006 were approximately $2.5 billion and $2.3 billion, respectively.

(2)	Excludes activity related to certain home equity loans subserviced for others described above in the three months ended March 31, 2006.

(3)	Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

(4)
Certain home equity loans subserviced for others described above were excluded from the delinquency calculations as of March 31, 2006, but are included in the delinquency calculations as of March 31, 2007. Had these loans been excluded from the March 31, 2007 delinquency calculations, the total delinquency based on the number of loans would increase from 2.39% to 2.45% and the total delinquency based on the unpaid balance would increase from 2.03% to 2.04%. In addition, the percentage of the total number of loans in foreclosure/real estate owned/bankruptcy would increase from 0.78% to 0.80% and the percentage of the unpaid balance that relates to those loans would have remained 0.60%.

PHH Corporation
Fleet Management Services Segment
Key Operating Metrics
Preliminary and Unaudited

	Average for the Three Months Ended March 31,
	2007	2006	Change	% Change
	(In thousands)
Leased vehicles	340	331	9	3%
Maintenance cards	338	343	(5)	(1)%
Fuel cards	331	324	7	2%
Accident management vehicles	336	331	5	2%

PHH Corporation
Available Funding Under Asset-Backed Debt Arrangements and Unsecured Committed Credit Facilities
Preliminary and Unaudited

As of March 31, 2007, available funding under our asset-backed debt arrangements and unsecured committed credit facilities consisted of:

	Capacity(1)	Utilized Capacity	Available Capacity
	(In millions)
Asset-Backed Funding Arrangements
Vehicle management	$3,913	$3,577	$336
Mortgage warehouse	2,781	1,903	878
Unsecured Committed Credit Facilities (2)	1,916	1,701	215
__________
(1)
Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements. With respect to asset-backed funding arrangements, capacity may be further limited by the availability of asset eligibility requirements under the respective agreements.

(2)
Available capacity reflects a reduction in availability due to an allocation against the facilities of $618 million which fully supports the outstanding unsecured commercial paper issued by the Company as of March 31, 2007. Under the Company’s policy, all of the outstanding unsecured commercial paper is supported by available capacity under its unsecured committed credit facilities with the exception of the $415 million unsecured term loan facility. The sole purpose of this non-revolving facility is for the retirement of the Company’s unsecured medium-term notes. Utilized capacity includes $415 million that was utilized to fund notes tendered under the tender and consent offer which closed on September 14, 2006. In addition, utilized capacity reflects $1 million of letters of credit issued under the Company’s $1.3 billion revolving credit facility.